                                                                                        EXHIBIT 5.3

                         [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                              October 17, 2003

SCE Trust II
224 Walnut Grove Avenue
Rosemead, California  91770

                  Re:      SCE Trust II

Ladies and Gentlemen:

         We have acted as special  Delaware  counsel for  Southern  California  Edison  Company,  a
California  corporation  (the  "Company"),  and SCE Trust I, a Delaware  statutory  trust (the "Trust"),  in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

         For purposes of giving the opinions  hereinafter  set forth,  our examination of documents has been limited to the examination of originals or copies of the following:

(a)      The  Certificate  of Trust of the Trust,  dated August 22, 2000 (the  "Original  Certificate"),  as filed in the  office of the  Secretary  of State of the State of  Delaware  (the  "Secretary  of  State") on
August 22, 2000;

(b)      The Trust Agreement of the Trust,  dated as of August 22, 2000,  among the Company and the trustees of the Trust named therein;

(c)      The Certificate of Amendment  Pursuant to 3807(e) of the Delaware  Business Trust Act,  relating to the Trust,  as filed in the office of the  Secretary  of State on July 9, 2001  (together  with the Original
Certificate, the "Certificate");

(d)      A form of Amended  and  Restated  Trust  Agreement  of the Trust,  (including  Exhibits  A, B and D thereto) (the "Trust Agreement"), to be entered into among

the  Company,  the  trustees of the Trust named  therein,  and the  holders,  from time to time,  of  undivided  beneficial  interests  in the  assets of the  Trust,  attached  as an  exhibit  to the
Registration Statement (as defined below);

(e)      The  Registration  Statement  on Form S-3 (the  "Registration  Statement"),  including a prospectus
(the "Prospectus"),  relating to the preferred  securities of the Trust,  representing  undivided beneficial interests  in the assets of the Trust  (each,  a  "Preferred  Security"  and  collectively,  the  "Preferred
Securities"),  as  proposed  to be filed by the  Company,  the  Trust and  others  with the  Securities  and
Exchange Commission on or about October 17, 2003; and

(f)      A  Certificate  of Good  Standing for the Trust  obtained from the Secretary of State on October 7,
2003.

         Initially  capitalized  terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         For  purposes  of this  opinion,  we have  not  reviewed  any  documents  other  than  the documents  listed in  paragraphs  (a) through (f) above.  In  particular,  we have not reviewed any document
(other  than  the  documents  listed  in  paragraphs  (a)  through  (f)  above)  that is  referred  to in or incorporated  by  reference  into the  documents  reviewed  by us.  We have  assumed  that  there  exists no provision in any document that we have not reviewed that is  inconsistent  with the opinions  stated herein.
We have conducted no  independent  factual  investigation  of our own but rather have relied solely upon the foregoing  documents,  the statements and information  set forth therein and the additional  matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With  respect to all  documents  examined by us, we have assumed (i) the  authenticity  of all  documents  submitted  to us as  authentic  originals,  (ii) the  conformity  with the  originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For  purposes  of this  opinion,  we have  assumed  (i) that the Trust  Agreement  and the
Certificate  are in full force and effect and have not been amended,  (ii) except to the extent  provided in paragraph  1 below,  that  each of the  parties  to the  documents  examined  by us has been  duly  created, organized  or formed,  as the case may be, and is validly  existing in good  standing  under the laws of the jurisdiction  governing  its  creation,  organization  or  formation,  (iii) the legal  capacity  of natural persons  who are  signatories  to the  documents  examined  by us,  (iv)  that  each of the  parties  to the documents  examined  by us has  the  power  and  authority  to  execute  and  deliver,  and to  perform  its obligations under,

such  documents,  (v) that each of the  parties to the  documents  examined by us has duly authorized,  executed  and  delivered  such  documents,  (vi) the receipt by each Person to whom a Preferred
Security  is to be issued by the Trust  (collectively,  the  "Preferred  Security  Holders")  of a Preferred
Securities  Certificate for such Preferred  Security and the payment for the Preferred  Security acquired by it, in accordance  with the Trust  Agreement and the  Registration  Statement,  and (vii) that the Preferred
Securities  are issued and sold to the Preferred  Security  Holders in accordance  with the Trust  Agreement and the Registration  Statement.  We have not participated in the preparation of the Registration  Statement and assume no responsibility for its contents.

        This  opinion is limited to the laws of the State of Delaware  (excluding  the  securities laws of the State of Delaware),  and we have not  considered and express no opinion on the laws of any other jurisdiction,  including  federal  laws and  rules  and  regulations  relating  thereto.  Our  opinions  are rendered  only with  respect  to  Delaware  laws and  rules,  regulations  and  orders  thereunder  that are currently in effect.

        Based upon the foregoing,  and upon our  examination of such questions of law and statutes of the State of Delaware as we have  considered  necessary or appropriate,  and subject to the  assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.       The Trust has been duly  created  and is validly  existing in good  standing  as a statutory  trust under the Delaware Statutory Trust Act (12 Del. C. ss.3801, et seq.).

2.       The Preferred  Securities  will represent  valid and,  subject to the  qualifications  set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

3.       The Preferred  Security  Holders,  as beneficial  owners of the Trust, will be entitled to the same limitation of personal  liability  extended to stockholders  of private  corporations  for profit  organized under the General  Corporation  Law of the State of Delaware.  We note that the Preferred  Security  Holders may be obligated to make payments as set forth in the Trust Agreement.

         We consent to the filing of this opinion with the  Securities  and Exchange  Commission as an exhibit to the Registration  Statement.  In addition,  we hereby consent to the use of our name under the heading "Validity of the Securities and Preferred  Securities  Guarantees" in the Prospectus.  In giving the foregoing  consents,  we do not thereby  admit that we come within the category of Persons  whose consent is required  under Section 7 of the  Securities  Act of 1933, as amended,  or the rules and  regulations of the
Securities and

Exchange  Commission  thereunder.  Except  as stated  above,  without  our  prior  written consent,  this  opinion  may not be  furnished  or quoted to, or relied  upon by,  any other  Person for any purpose.

                                                     Very truly yours,

                                                     /s/ RICHARDS, LAYTON & FINGER, P.A.

BJK/JDS